EXHIBIT 5 -- OPINION AND CONSENT OF LEVY & BOONSHOFT, P.C.

LEVY & BOONSHOFT, P.C.
 477 Madison Avenue
New York, New York 10022

July 16, 2004

American Business Corporation
477 Madison Avenue – 12th Floor
New York, New York 10022

Re: American Business Corporation -- Registration Statement on Form S-8

To Whom It May Concern:

We have acted as counsel to American Business Corporation, a publicly-owned Colorado corporation (the "Company"), in connection with the filing of a Form S-8 Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with the Securities and Exchange Commission (the "SEC"). The Registration Statement relates to 50,000,000 shares of common stock, par value $0.001 per share ("Common Stock"), of the Company issuable under the Company's 2004 Long Term Incentive Compensation Plan (the "Shares").

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and Bylaws of the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals and of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and sold by the Company and delivered by the Company against receipt of the purchase price therefor, in the manner contemplated by the Company's 2004 Long Term Incentive Compensation Plan, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the federal laws of the United States and the laws of the states of New York and Colorado.

We hereby consent to the use of this opinion as Exhibit 5 of the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,
/s/ Levy & Boonshoft, P.C.
LEVY & BOONSHOFT, P.C.